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                                   EXHIBIT 11

                  CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                       EXHIBIT TO FORM 10-K ANNUAL REPORT

                     For the Three Years Ended May 31, 1998

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                     1998                1997               1996
                                                 ------------       ------------       ------------
                                                 (In thousands, except share and per share data)

Primary and fully diluted:
Net loss                                         $   (120,971)      $   (141,875)      $   (102,117)
Dividend requirement on subsidiary convertible
redeemable preferred stock                              5,225              4,850              4,256
                                                 ------------       ------------       ------------
Loss applicable to common shares                 $   (126,196)      $   (146,725)      $   (106,373)
                                                 ============       ============       ============

Average number of common shares and common
share equivalents outstanding:
    Average number of common shares
    outstanding during the year                    74,770,000         74,675,000         73,748,000
    Add common share equivalents - Options
    to purchase common stock - net                    893,000             19,000            519,000
                                                 ------------       ------------       ------------
Average number of common shares and common
shares equivalents outstanding                     75,663,000 (A)     74,694,000 (A)     74,267,000 (A)
                                                 ============       ============       ============
Loss per common share                            $      (1.67)(A)   $      (1.96)(A)   $      (1.43)(A)
                                                 ============       ============       ============
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(A)   In accordance with SFAS No. 128, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the effect is antidilutive. Therefore, basic loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the three years ended May 31, 1998 do not include common share equivalents as their effect is antidilutive.


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